UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 30, 2024

KRONOS WORLDWIDE, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-31763	76-0294959
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

5430 LBJ Freeway, Suite 1700, Dallas, Texas (Address of principal executive offices)	75240-2620 (Zip Code)

Registrant’s telephone number, including area code

(972) 233-1700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	KRO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01Entry into a Material Definitive Agreement.

Private Placement of Additional Notes

On July 30, 2024, Kronos International, Inc. (the “Issuer”), a wholly owned subsidiary of Kronos Worldwide, Inc. (the “Company”), completed the institutional private placement of €75 million in aggregate principal amount of 9.50% senior secured notes due 2029 (the “New Notes”). The New Notes were issued as additional notes to the existing €276,174,000 aggregate principal amount of 9.50% senior secured notes due 2029 (the “Existing 2024 Notes”) that the Issuer issued pursuant to the indenture, dated as of February 12, 2024, by and among the Issuer, its subsidiary guarantors and Deutsche Bank Trust Company Americas, as trustee, collateral agent, paying agent, transfer agent and registrar (the “Base Indenture”). The New Notes were issued pursuant to a supplement to the Base Indenture dated July 30, 2024 (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”). The New Notes were sold to persons reasonably believed to be qualified institutional buyers within the United States in reliance on Rule 144A under the Securities Act or outside the United States to non-U.S. persons in accordance with Regulation S under the Securities Act.

The transaction resulted in net proceeds to the Company, including accrued interest from February 12, 2024, of approximately €83 million (approximately $90 million at current exchange rates), after fees and expenses, which will be used to repay a portion of its global revolving credit facility with Wells Fargo, on which it drew in connection with its recently announced acquisition of the remaining equity interest that it did not already own of Louisiana Pigment Company, L.P. (“LPC”), a chloride-process TiO2 production facility located in Lake Charles, Louisiana (the “LPC Acquisition”). The Company will use the remainder, if any, for general corporate purposes.

The Existing Notes and the New Notes (collectively, the “Notes”) constitute one series under the Indenture. The New Notes are identical in all respects to the Existing 2024 Notes, except that the New Notes were issued on July 30, 2024, at a price of 107.5% of their principal amount, plus accrued interest from February 12, 2024. The New Notes issued pursuant to Regulation S will trade separately under a temporary ISIN and Common Code number, and will not be fungible with the Existing 2024 Notes, until 40 days after the date hereof.

Interest on the Notes accrues at the rate of 9.50% per annum, which is payable semi-annually in arrears on each March 15 and September 15, commencing on September 15, 2024. The Issuer will make each interest payment to the Holders of record of the Notes at the close of business on the immediately preceding March 1 and September 1. Interest on the New Notes will accrue from February 12, 2024, the date of original issuance of the Existing 2024 Notes. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.  The Notes will mature on March 15, 2029.

The Indenture contains a number of covenants and restrictions which, among other things, restrict the ability of the Company and its subsidiaries to incur or guarantee debt, incur liens, make dividend payments or other restricted payments, enter into transactions with affiliates, or merge or consolidate with, or sell or transfer all or substantially all of their respective assets to, another entity. These covenants are subject to a number of important qualifications and exceptions. Further, during any such time when the Notes are rated investment grade by each of Moody’s Investors Service, Inc. and Standard & Poor’s and no Default (as defined in the Indenture) has occurred and is continuing, certain of the covenants will be suspended with respect to the Notes.

At the Company’s option, prior to March 15, 2026, some or all of the Notes may be redeemed at a price equal to 100% of the principal amount thereof, plus a “make-whole” premium (as defined in the Indenture), plus accrued and unpaid interest. At the Company’s option, the Notes may be redeemed on or after March 15, 2026 at redemption prices ranging from 104.750% of the principal amount, declining to 100% on or after March 15, 2028, plus accrued and unpaid interest. In addition, on or before March 15, 2026, the Company may redeem up to 40% of the Notes with the net proceeds of certain public or private equity offerings at 109.50% of the principal amount, plus accrued and unpaid interest, provided that following the redemption at least 50% of the sum of the Notes that were originally issued under the Base Indenture plus any notes issued after the date of the Base Indenture remain outstanding. If the Company or its subsidiaries experience certain change of control events, as outlined in the Indenture, the Issuer would be required to make an offer to purchase the Notes at 101% of the principal amount thereof, plus accrued and unpaid interest. The Company would also be required to make an offer to purchase a specified portion of the Notes at par value in the event the registrant and its subsidiaries generate a certain amount of net proceeds from the sale of assets outside the ordinary course of business, and such net proceeds are not otherwise used for specified purposes within a specified time period.

The Notes are fully and unconditionally guaranteed, jointly and severally, on a senior secured basis by the Company and each of its direct and indirect domestic, wholly-owned subsidiaries (other than the Issuer), subject to certain exceptions. Within thirty days of the consummation of the LPC Acquisition, LPC (and Kronos LPC, LLC, which is a newly formed wholly-owned subsidiary of Kronos Louisiana, Inc., an existing guarantor, and which owns 1% of the limited partnership interests of LPC) will each become an additional guarantor under the Company’s global revolving credit facility, and thereafter will be joined as a guarantor under the Indenture and under the indenture governing the Issuer’s existing 3.75% Senior Secured Notes due September 15, 2025. The Notes and the related guarantees are secured on a first priority basis by (i) 100% of the common stock or other ownership interests of each existing and future direct domestic subsidiary of the Issuer or any guarantor and (ii) 65% of the voting common stock or other ownership interests and

100% of the non-voting common stock or other ownership interests of each foreign subsidiary that is directly owned by the Issuer or any guarantor. The equity interests of each of LPC and Kronos LPC, LLC will be pledged as collateral for the Notes within the time period specified in the Indenture.

For a further description of the terms of the Base Indenture and the Notes, see the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 12, 2024. The description of the Indenture contained herein and therein does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Indenture.

Item 2.03	Creation of Direct Financial Obligation or an Obligation under and Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth in Item 1.01 above is incorporated by reference int this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1

Supplemental Indenture No. 1, dated as of July 30, 2024, by and among Kronos International, Inc., the guarantors named therein, and Deutsche Bank Trust Company Americas, as trustee, collateral agent, paying agent, transfer agent and registrar.

10.2	Additional Notes Priority Joinder Agreement dated July 30, 2024, executed by Deutsche Bank Trust Company Americas, as trustee and collateral agent.

104Cover Page Interactive Data File (embedded within Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KRONOS WORLDWIDE, INC.
(Registrant)

Date: July 30, 2024	By:	/s/ Tim C. Hafer
Tim C. Hafer,
Executive Vice President and Chief Financial Officer